Exhibit 99
T. ROWE PRICE GROUP REPORTS 2008 RESULTS
BALTIMORE (January 29, 2009) – T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its fourth quarter 2008 results, including net revenues of $416 million, net income of $24 million, and diluted earnings per share of $.09. These results include non-cash charges of $88.4 million for the “other than temporary” impairment of certain of the firm’s investments in sponsored mutual funds. This non-operating charge, after related tax benefits, reduced by $.22 what would have been diluted earnings per share of $.31 in the fourth quarter. On a comparable basis, net revenues were $598 million in the fourth quarter of 2007 when net income was nearly $191 million and diluted earnings per share was $.68. Weighted average diluted shares outstanding have decreased from 2007 due to the firm’s lower stock price and the firm’s repurchase of 4.8%, or more than 12.9 million, of its outstanding common shares during 2008.
Investment advisory revenues were down 35%, or $177 million, from the comparable 2007 fourth quarter. Assets under management decreased 20% since September 30, 2008, to $276.3 billion at year-end 2008, including $164.4 billion in the T. Rowe Price mutual funds distributed in the United States and $111.9 billion in other managed investment portfolios. Net cash outflows to investors in the fourth quarter of 2008 were less than 1% of assets under management, or $2.4 billion. Lower market valuations, net of income and fund distributions not reinvested, reduced assets under management by $66.3 billion in the fourth quarter of 2008. The significant financial markets downturn and resulting investor concerns were responsible for these reductions in assets under management.
Results for the full-year 2008 include net revenues of $2.1 billion, net income of $491 million, and diluted earnings per share of $1.82, down $.58 per share from 2007. These results include non-cash charges of $91.3 million for “other than temporary” impairments of certain of the firm’s investments in sponsored mutual funds. This non-operating charge, after related tax benefits, reduced diluted earnings per share for the year 2008 by $.21. Assets under management are down 31% from the beginning of 2008 as cash inflows from investors of $17.1 billion have been more than offset by market valuation declines, net of income, of $140.3 billion and $.5 billion of fund distributions not reinvested.
Financial Commentary
Investment advisory revenues earned from the T. Rowe Price mutual funds distributed in the United States decreased 37%, or $134.5 million, to $228.8 million in the fourth quarter of 2008. Average mutual fund assets were $164.9 billion in the 2008 quarter, a decrease of one-third from the average in the comparable 2007 quarter. Mutual fund assets at December 31, 2008, were down $43 billion or 21% from September 30, 2008, and one-third from the beginning of the year. Net outflows from the mutual funds were $2.2 billion during the fourth quarter of 2008 as $.7 billion of money fund net inflows were more than offset by net outflows of $1.4 billion from the stock funds and $1.5 billion from the bond funds. Decreases in market valuations, net of income, lowered mutual fund assets under management by $40.8 billion during the 2008 quarter.
The target-date retirement investment portfolios continue to be a significant source of assets under management. During the 2008 quarter, net inflows of $.7 billion originated in target-date retirement portfolios. Assets in target-date investment portfolios were $26.0 billion at
December 31, 2008, and now account for 9.4% of the firm’s assets under management and 15.3% of its mutual fund assets.
Investment advisory revenues earned from other managed investment portfolios, consisting of institutional separate accounts, sub-advised funds, sponsored investment funds which are offered to investors outside the U.S., and variable annuity insurance portfolios, were $101 million in the 2008 quarter, a decrease of $42 million from the comparable period last year. These portfolio assets were down $25.7 billion or nearly 19% from the end of September 2008. Net outflows for the 2008 quarter were $.2 billion. Decreases in market valuations, net of income, lowered assets under management in these portfolios by $25.5 billion during the 2008 quarter. Investors outside the United States now account for nearly 10% of assets under management.
Operating expenses were $295 million in the fourth quarter of 2008, down $40 million from the 2007 quarter. Compensation and related costs decreased $28 million over the comparable 2007 quarter as the 2008 annual bonus compensation program was reduced in light of market conditions and the resulting downturn in our operating results in the fourth quarter. At December 31, 2008, the firm employed 5,385 associates, up only 21 over September 30, 2008.

Advertising and promotion and other operating expenses were $5 million and $12 million, respectively, lower than the fourth quarter of 2007 as the company also cut back on these expenditures. Investor sentiment in this volatile and depressed market environment has caused the firm to reduce its spending on advertising and promotion, which varies period-to-period in response to market conditions and investor demand, as well as efforts to expand the firm’s investor base in the United States and abroad. Spending on advertising and promotion in the first quarter of 2009 is expected to be about $5 million less than the fourth quarter of 2008.
Declining financial asset valuations and interest rates impacted non-operating investment income in the fourth quarter of 2008 and an $80 million loss was recognized for the quarter. This compares to $39 million of income and gains in the 2007 quarter. The firm recognized losses of $98 million on certain of the firm’s investments in its sponsored mutual funds, including the realization of $10 million in losses on fund dispositions and the non-cash charge of $88 million on “other than temporary” impairments. This type of charge generally arises when there is a decline in the fair value of our investments below cost for an extended period. Year-end dividend distributions on our fund investments were also down $17 million from the 2007 quarter.
At December 31, 2008, a net unrealized loss of $17.5 million on the firm’s investments in its sponsored mutual funds was recognized in stockholders’ equity. This net unrealized loss comprises fund holdings with aggregate unrealized gains of $22.8 million and aggregate unrealized losses of $40.3 million, which may give rise to charges for “other than temporary” impairments in future income statements.
The provision for income taxes as a percentage of pretax income for year 2008 was 38.4%. The firm’s effective tax rate for 2009 is expected to be similar, though slightly lower.
Management Commentary
James A.C. Kennedy, the company’s Chief Executive Officer and President, commented: “In 2008, investors endured the worst bear market in at least a generation, an unfolding global recession, and unprecedented deleveraging due to the collapse of the U.S. credit bubble. While T. Rowe Price was able to limit our clients’ exposure to the problems in the subprime mortgage market that began the downturn, neither we nor our clients could escape the severe downturn in global financial markets. Assets under management, revenues, our corporate investments, and earnings fell as market values declined and overall inflows – though solidly positive for the year – slowed from 2007 levels before turning modestly negative in the fourth quarter.
“Late in 2007, we began implementing a series of expense-reduction initiatives, accelerating those efforts as the market weakened throughout 2008. Ultimately, actual expenses last year were well below the levels originally planned. While our number of associates was up slightly in 2008 – as we added positions to service our larger client base and strengthen our investment capabilities – the pace of hiring slowed considerably and we have stopped hiring for all but strategic positions. We also lowered overall compensation levels by substantially reducing annual bonuses in 2008 and freezing salaries into 2009 for employees at the upper-end of our pay scale. As we enter 2009, and with the ongoing unfavorable financial market conditions negatively impacting our operating results, we continue to be extremely vigilant about expense levels. We do not expect that our headcount will grow in 2009, though we are mindful of maintaining sufficient resources to sustain client service levels and will continue to prudently invest in key talent and to sustain important long-term capabilities.
“Although we have been reining in expenses, we are fortunate that our financial stability not only helps us ride out the types of crises that we are experiencing, but allows us to invest in the key capabilities that will serve the firm and our clients well over the long-term. In 2008 we expanded our investment offerings for individual and institutional investors with the addition of several new equity and fixed-income strategies. We continue to add investment professionals and to invest prudently in key technologies to support our global investment capabilities. Strengthening our ability to meet the needs of our clients, we also augmented the range of services and products we offer individual investors, financial intermediaries and plan sponsors. Further, we enhanced our retirement planning tools, and increased the number of retirement plans offering the Retirement Funds and automated services for participants.

“From an investment standpoint, a notable bright spot in 2008 was in our fixed-income portfolios as we avoided many of the severe asset-quality problems that afflicted many money market and fixed-income funds. Our generally conservative posture, sensitivity to risk, and reliance on T. Rowe Price’s research paid off, as did the close collaboration of our equity and fixed-income investment teams, which benefited from sharing information and ideas as the credit crisis deepened.
“The firm’s long-term investment advisory results relative to our peers remain good, with 78% of the T. Rowe Price funds across their share classes surpassing their comparable Lipper averages on a total return basis for the five-year period ended December 31, 2008, at least 67% outperforming the average for the three- and 10-year periods, and 54% outperforming for the one-year period. In addition, T. Rowe Price stock, bond and blended asset funds that ended the quarter with an overall rating of four or five stars from Morningstar account for more than 58% of our rated funds’ assets under management. We know this has been a tough time for our clients and we, as an investor in many of our funds, can appreciate that good relative performance may be small consolation when absolute declines are so steep.
“We remain debt-free with substantial liquidity, including cash and mutual fund investment holdings of $1.1 billion,” Mr. Kennedy added. “We expended $610 million during 2008 to repurchase nearly 5% of our common shares after expending $321 million for share repurchases in 2007. These cash expenditures were funded from our available liquid resources. Based on current strategic projects, the company is considering a 2009 capital expenditure plan of up to $190 million, which we would expect to fund from our cash balances.
“While we believe 2009 will be a tough year for consumers and investors alike around the world, we think the investment environment will improve as we move into the latter half of the year as efforts to get the global economy back on track gain traction. At some point, better economic news and a return to normal functioning of credit markets will restore investor confidence and financial markets will respond accordingly. So, while the more-than-year-old recession could linger – and stocks could suffer more downturns – a market recovery could begin later this year. Despite all the fear, now is the time to begin positioning for a market rebound.”
In closing, Mr. Kennedy said: “We have an experienced investment team and talented colleagues dedicated to helping our clients. Periods like 2008 test our mettle, but we’ve dealt with adversity before and have emerged from prior downturns in a position to succeed. We remain focused on servicing our clients, taking advantage of attractive growth opportunities, and prudently managing the firm for the long-term. Although short-term market uncertainties cloud the investment outlook and investor sentiment, the future for T. Rowe Price continues to look promising.”
Other Matters
The financial results presented in this release are unaudited. KPMG LLP is currently completing its audits of the company’s 2008 financial statements and internal controls over financial reporting at December 31, 2008. The company expects that KPMG will complete its work in early February and that it will then file its Form 10-K Annual Report for 2008 with the U.S. Securities and Exchange Commission. The Form 10-K will include additional information, including the company’s audited financial statements, management’s report on internal controls over financial reporting at December 31, 2008, and the reports of KPMG.
Certain statements in this press release may represent “forward-looking information,” including information relating to anticipated growth in revenues, net income and earnings per share, anticipated changes in the amount and composition of assets under management, anticipated expense levels, estimated tax rates, and expectations regarding financial and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the company’s Form 10-K and Form 10-Q reports.
Founded in 1937, Baltimore-based T. Rowe Price is a global investment management organization that provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The organization also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price’s disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. More information is available at www.troweprice.com.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per-share amounts)

	Three months ended		Year ended
	12/31/2007	12/31/2008	12/31/2007	12/31/2008
Revenues
Investment advisory fees	$506.6	$329.9	$1,879.1	$1,761.0
Administrative fees	90.9	85.5	348.1	353.9
Investment income of savings bank subsidiary	1.5	1.9	5.9	6.4

Total revenues	599.0	417.3	2,233.1	2,121.3
Interest expense on savings bank deposits	1.2	1.4	4.8	5.0

Net revenues	597.8	415.9	2,228.3	2,116.3

Operating expenses
Compensation and related costs	207.2	179.3	797.2	815.6
Advertising and promotion	35.8	30.7	107.9	104.1
Depreciation and amortization of property and equipment	13.7	15.8	53.4	61.7
Occupancy and facility costs	23.2	26.1	92.1	101.8
Other operating expenses	55.3	43.0	181.3	184.6

	335.2	294.9	1,231.9	1,267.8

Net operating income	262.6	121.0	996.4	848.5

Non-operating investment income (loss)	39.0	(80.1)	80.4	(52.3)

Income before income taxes	301.6	40.9	1,076.8	796.2
Provision for income taxes	110.9	16.6	406.2	305.4

Net income	$190.7	$24.3	$670.6	$490.8

Earnings per share
Basic	$0.72	$0.09	$2.53	$1.89

Diluted	$0.68	$0.09	$2.40	$1.82

Dividends declared per share	$0.24	$0.24	$0.75	$0.96

Weighted average shares
Outstanding	264.0	257.0	264.8	259.3

Assuming dilution	278.7	263.5	279.2	270.1

	Three months ended		Year ended
	12/31/2007	12/31/2008	12/31/2007	12/31/2008
Investment Advisory Revenues (in millions)
Sponsored mutual funds in the U.S.
Stock and blended asset	$313.9	$179.3	$1,168.7	$1,031.4
Bond and money market	49.4	49.5	184.6	207.4

	363.3	228.8	1,353.3	1,238.8
Other portfolios	143.3	101.1	525.8	522.2

	$506.6	$329.9	$1,879.1	$1,761.0

Average Assets Under Management (in billions)
Sponsored mutual funds in the U.S.
Stock and blended asset	$202.8	$118.6	$191.1	$168.6
Bond and money market	44.4	46.3	41.7	47.5

	247.2	164.9	232.8	216.1
Other portfolios	152.9	113.4	141.4	142.1

	$400.1	$278.3	$374.2	$358.2

	12/31/2007	12/31/2008
Assets Under Management (in billions)
Sponsored mutual funds in the U.S.
Stock and blended asset	$200.6	$117.9
Bond and money market	45.4	46.5

	246.0	164.4
Other portfolios	154.0	111.9

	$400.0	$276.3

Stock and blended asset portfolios	$321.6	$196.9
Fixed income portfolios	78.4	79.4

	$400.0	$276.3

	Year ended
	12/31/2007	12/31/2008
Condensed Consolidated Cash Flows Information (in millions)
Cash provided by operating activities, including $85.5 of non-cash stock-based compensation and $91.3 million of “other than temporary” impairments in 2008	$758.0	$741.8
Cash used in investing activities, including $(144.1) for additions to property and equipment	(344.7)	(125.0)
Cash used in financing activities, including common stock repurchases of $(614.2) and dividends paid of $(312.5) in 2008	(401.2)	(782.8)

Net change in cash during the period	$12.1	$(166.0)

	12/31/2007	12/31/2008
Condensed Consolidated Balance Sheet Information (in millions)
Cash and cash equivalents	$785.1	$619.1
Investments in sponsored mutual funds	771.2	513.5
Property and equipment	358.3	440.1
Goodwill and other intangible assets	665.7	665.7
Accounts receivable and other assets	597.0	581.0

Total assets	3,177.3	2,819.4
Total liabilities	400.2	330.6

Stockholders’ equity, 256.9 common shares outstanding in 2008, including net unrealized holding losses of $(13.1) in 2008	$2,777.1	$2,488.8